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EXHIBIT 10.6

TANNING TECHNOLOGY CORPORATION CHANGE IN CONTROL PLAN
NOTICE OF PARTICIPATION

        This Notice of Participation Agreement ("Notice of Participation") is entered into this 21st Day of March 2003 by and between Tanning Technology Corporation, a Delaware Corporation ("Tanning") and Adesh Gupta ("Participant"). The Notice of Participation is subject to and governed by the terms and conditions set forth in the Change in Control Plan ("Plan") adopted by the Tanning Board of Directors on March 18, 2003.

COMPENSATION UPON TERMINATION

        Upon a termination of your employment as set forth in Article IV, Section 1, of the Plan, you shall be entitled to the following benefits:

  Severance payment: Subject to the provisions of the Plan, a severance payment equal to 10 months of your Base Compensation (as defined in the Plan). Severance shall be payable as set forth in the Plan.

  Continuation of Medical Coverage under COBRA: If you elect to participate in COBRA benefits continuation, the Company shall pay or shall reimburse you (to the extent you have previously made payments), to the extent COBRA benefits are available, your monthly premiums for your elected level of group medical insurance for up to 10 months of continued coverage of your then-currently elected level of benefit.

Agreed and accepted:

Tanning Technology Corporation		Participant
By:	Gregory A. Conley	By:	/s/ Adesh K. Gupta

	Signature		Signature
	Gregory A. Conley		Adesh Gupta

	Printed Name		Printed Name
	President, CEO & COO		March 21, 2003

	Title		Date
March 31, 2003

Date

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  EXHIBIT 10.6